EXHIBIT 10.4

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Amendment”) dated this 13th day of December, 2006, is by and among JPMorgan Chase Bank, N.A. (the “Bank”) and Vitamin Cottage Natural Food Markets, Inc. (the “Company”).  Capitalized terms used in this Second Amendment and not defined in this Second Amendment shall have the meaning given to such terms in the Credit Agreement and First Amendment (defined below).

PRELIMINARY STATEMENTS

The Bank and the Company entered into that certain Agreement, dated as of September 29, 2006 (the “Credit Agreement”), under the terms of which the Bank agreed to extend credit to the Company as described in Article II of the Agreement.  On November 2, 2006, the Bank and the Company entered into a First Amendment to Credit Agreement (herein “First Amendment”) which is incorporated herein by reference.

Subject to the terms and conditions set forth in this Amendment, the Bank and the Company have agreed to amend certain conditions.

AGREEMENT

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Bank and the Administrative Agent agree as follows:

1.              Amendment.  The Agreement is hereby amended as follows:

a.              SECTION 4.03.  Conditions Subsequent.  Section 4.03 is hereby amended by deleting the text “on or before December 15, 2006” and replacing with “on or before February 28, 2007”.

2.                                      Effective Date.  This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “Effective Date”):

a.                                      The Company shall have (i) executed and delivered or caused to be executed and delivered this Amendment and all other documents reasonably required by the Bank and (ii) complied with such additional conditions and requests as the Bank may reasonably require.

b.                                      (i) All representations and warranties made in the Credit Agreement shall be true, complete and correct in all material respects as of the date hereof as if made on the date hereof, and (ii) no default or Event of Default shall have occurred and be continuing under any of the Loan Documents or will occur as a result of this Amendment.

c.                                       The Company shall pay or cause to be paid all of the reasonable expenses incurred by the Bank in connection with the preparation of, and transactions contemplated by, this Amendment, including, without limitation, the reasonable fees and disbursements of the Bank’s attorneys and their staff.

3.                                      Representations, Warranties and Covenants.  The Company hereby represents, warrants and covenants that the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action, and does not (i) require any consent or approval of the Company’s shareholders, if any; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Company, or the constitutive documents of the Company; (iv) result in a breach of or constitute a default under any other loan or credit agreement or any other material agreement, or any lease or instrument to which the Company is a party or by which any of its properties might be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than any security interest held by the Bank in any of the Company’s assets) upon or with respect to any of the properties now owned or hereafter acquired by the Company.

4.                                      Miscellaneous.

a.                                      The Company hereby certifies to the Bank that as of the date of this Amendment (i) all of the Company’s representations and warranties contained in the Loan Documents are true, complete and correct in all material respects as if made on the date hereof, and (ii) no default or Event of Default has occurred and is continuing under any Loan Document or will occur as a result of this Amendment.

b.                                      Except as expressly set forth herein, the Loan Documents shall remain as originally stated and in full force and effect.  The Company and the Bank hereby confirm and ratify each of the provisions of the Loan Documents as amended hereby.  The Loan Documents shall be amended as set forth in this Amendment and shall be deemed modified as of the Effective Date.  From and after the Effective Date all references to any Loan Document in the Loan Documents shall be deemed references to the Loan Documents as amended hereby.

c.                                       The Company hereby absolutely and unconditionally releases and forever discharges the Bank and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that the Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

d.                                      This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

e.                                       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

f.                                        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Amendment shall become a part of the “Loan Documents”.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the date first set forth above.

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.,
a Colorado corporation

By:	/s/ Kemper Isely
Kemper Isely, President

JPMORGAN CHASE BANK, N.A,
as a Lender and as Administrative Agent

By:	/s/ Patrick E. Green
Patrick E. Green, Senior Vice President